Exhibit 32.2

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT BY

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Pursuant to 10 U.S.C. Section 1350 as adopted pursuant to Section 1350 of the Sarbanes-Oxley Act of 2002, in connection with the annual report of Evolve Oncology, Inc. on Form 10-KSB for the year ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report") for Evolve Oncology, Inc (the "Company"), the undersigned hereby certifies that:

1) to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


      Date: June 30, 2006

                                                                  /s/ Alan Bowen
                                              ----------------------------------
                                                                      Alan Bowen
                                            CFO, Secretary, Treasurer & Director
                                                   (Principal Financial Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.